UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  September 10, 2008

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	20-4831825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Twin Dolphin Drive, Suite D
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 10, 2008, PureDepth, Inc. entered into an amendment  (the “Amendment”) to their Patent and Technology License and Technology Transfer Agreement (“License Agreement”) with International Game Technology (IGT) dated October 13, 2006.

Pursuant to the Amendment, the Company has agreed to an automatic renewal term (“Second Term”) of ten (10) years after the initial five (5) year term of the License Agreement.  Among other amendments, IGT have agreed to pay an additional nonrefundable prepaid royalty payment in the amount of ten million dollars ($10,000,000), due upon signing of the Amendment; modification of the royalty schedule for the Second Term and redefining the existing limited worldwide license rights of the Company’s technology and patents to develop, manufacture, market, sell and distribute products for use in wager-based gaming.

There are no other known material relationships between the Company, its affiliates and International Game Technology.

The Company will file a copy of the Amendment as an exhibit to its Quarterly Report on Form 10-Q for the three months ending October 31, 2008.  Portions of the Amendment may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC., ( Registrant )

Date: September 12, 2008	By:	/s/ Jonathan J. McCaman
Mr. Jonathan J. McCaman President, Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)